Exhibit  4.5
------------
                                WARRANT AGREEMENT

     WARRANT  AGREEMENT  dated  as  of  ______________  between  HYPERDYNAMICS
CORPORATION, a Delaware corporation (the "Company"), and the undersigned purchaser ("Purchaser") of shares of the Company's Series A Preferred Stock (the "Preferred Stock").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Company has agreed to issue to Purchaser warrants ("Warrants") to purchase up to _____________ shares (the "Shares") of common stock of the Company, $.001 par value per share (the "Common Stock") in connection with that certain Regulation D Subscription Agreement of the Company (the "Subscription Agreement"); and

     NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.      Grant.
              -----

     Purchaser and/or its designees are hereby granted the right to purchase, at any time from the date of this Agreement until 5:00 P.M., Atlanta, Georgia time, on January 6, 2005 (the "Warrant Exercise Term"), up to _________________shares at an initial Exercise Price (subject to adjustment as provided in Article 7 hereof) of $7.091.

       2..     Warrant  Certificates.

     The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

       3.     Exercise  of  Warrants.

     The Exercise Price may be paid in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's executive offices (currently located at 2656 South Loop West, Suite 103, Houston, TX 77054), the registered holder of a Warrant Certificate
("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares to be purchased thereunder.

       4.     Issuance  of  Certificates.

     Upon the exercise of the Warrants in accordance with the terms hereof, the issuance of certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors, Chief Executive Officer or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

       5.     Price.

       5.1     Initial  and Adjusted Exercise Price.  The initial Exercise Price
               ------------------------------------
of each Warrant shall be $7.091 per Share. The adjusted Exercise Price shall be the price which shall result from time to time from any and all adjustments of the initial Exercise Price in accordance with the provisions of Article 7 hereof.

       5.2     Exercise  Price.  The term "Exercise Price" herein shall mean the
               ---------------
initial Exercise Price or the adjusted Exercise Price, depending upon the context.
       6.     Registration  Rights.

       6.1     Not  Registered  Under  the Securities Act of 1933.  The Warrants
               --------------------------------------------------
and the Shares have not been registered as of the date of issuance of the Warrants under the Securities Act of 1933, as amended ("the Act").

       6.2     Registrable  Securities.  As  used  herein  the term "Registrable
               -----------------------
Security" means each of the Shares underlying the Warrants and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 6.

  6.3     Registration  Rights.  Holders  of  Registrable  Securities  hereunder
          --------------------
shall have the right to register the Registrable Securities at the time that the Company registers the shares of common stock underlying the Series A Preferred Stock issued in connection with the Subscription Agreement.

       7.     Adjustments  of  Exercise  Price  and  Number  of  Shares.
              ----------------------------------------------------------

     7.1     Adjustments.  The Exercise Price and the number of shares of Common
             -----------
Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

(i)     Stock  Dividends; Stock Splits; Reverse Stock Splits; Reclassifications.
        -----------------------------------------------------------------------
In case the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock,
(c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 7.1(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(ii)     Adjustment  of Exercise Price.  Whenever the number of shares of Common
         -----------------------------
Stock  purchasable  upon  the  exercise  of each Warrant is adjusted pursuant to
Section 7.1(i), the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be adjusted to the nearest full Share by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(iii)     De  Minimis  Adjustments.  No  adjustment  in  the  Exercise Price and
          ------------------------
number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.15 in the Exercise Price; provided, however, that any adjustments which by reason of this
Section 7.1(iii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

     7.2     Notice  of  Adjustment.  Whenever  the  number  of shares of Common
             ----------------------
Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to such Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     7.3     Statement  on  Warrant  Certificates.  The  form  of  this  Warrant
             ------------------------------------
Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

       8.     Exchange  and  Replacement  of  Warrant  Certificates.

     Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

       9.     Elimination  of  Fractional  Interests.

     The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

      10.     Reservation  of  Securities.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.


      11.     Notices  to  Warrant  Holders.

     Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

     (a).1.1 the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b).1.2 the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c).1.3 a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

      12.     Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or two days after it is mailed by registered or certified mail, return receipt requested:

     (a).1.1 If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or
(a).1.2 If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

      13.     Supplements  and  Amendments.

The Company and Purchaser may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Purchaser may deem necessary or desirable and which the Company and Purchaser deem not to adversely affect the interests of the Holders of Warrant Certificates.

      14.     Successors.

     All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

      15.     Termination.

     This Agreement shall terminate at the close of business on January 6, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised and all the Shares issuable upon exercise of the Warrants have been resold to the public; provided, however, that the provisions of Article 6 shall survive such termination until the close of business on January 6, 2005.

      16.     Governing  Law.
     This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

      17.     Benefits  of  This  Agreement.

     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Purchaser and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

      18.     Limited  Transferability.

     The Warrants shall be transferable or assignable by Purchaser, in whole or in part, only (i) to any successor firm or corporation of Purchaser, (ii) to any of the directors, officers, employees, attorneys, consultants, partners, agents or subsidiaries of Purchaser or of any such successor firm or (iii) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and is so transferable only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered holder of the Warrants as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of the Warrants.

      19.     Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
                          (continued on following page)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          HYPERDYNAMICS  CORPORATION

                                          By:_________________________
                                          Name:_______________________
                                          Title:______________________
Attest:______________________
Name:________________________
Title:_______________________

                                          PURCHASER:

                                          By:_________________________
                                          Name:_______________________
                                          Title:______________________
Attest:______________________
Name:________________________
Title________________________

EXHIBIT  A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                5:00 P.M., ATLANTA, GEORGIA TIME, JANUARY 6, 2005

No.  A-1     _____  Warrants

                               WARRANT CERTIFICATE

     This Warrant Certificate certifies that _____________________ is the registered holder of _________ Warrants to purchase, at any time from ___________________ until 5:00 P.M. Atlanta, Georgia time on January 6, 2005 ("Expiration Date"), up to _________ shares ("Shares") of fully-paid and non-assessable common stock, $.001 par value ("Common Stock"), of Hyperdynamics Corporation, a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_____ per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ________ ____, ____ between the Company and _____________________ (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check.

No Warrant may be exercised after 5:00 P.M., Atlanta, Georgia time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the, request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or

Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferees) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.
The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.
All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  _______________                   HYPERDYNAMICS  CORPORATION

                                          By:_________________________
                                          Name:_______________________
                                          Title:______________________
Attest:______________________
Name:________________________
Title:_______________________

                         [FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable to the order of ______________________________. in the amount of $_______________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of _____________________________________________________, whose address is
_______________________________________________________________,  and  that such
Certificate  be delivered to ____________________________________________, whose address  is  _______________________________________________________________.


Dated:_________________________             Signature:__________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert  Social  Security  or  Other
Identifying  Number  of  Holder)

                              [FORM OF ASSIGNMENT]


             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

     FOR  VALUE  RECEIVED  _____________________________________________

hereby  sells, assigns and transfers unto ______________________________________
     (Please  print  name  and  address  of  transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
__________________________________,  Attorney,  to  transfer  the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated:                                   Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)




(Insert Social Security or Other
Identifying  Number  of  Holder)